UNITED STATES

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

_______________________

Date of Report
(Date of earliest
event reported):	June 27, 2013

                   The Marcus Corporation

(Exact name of registrant as specified in its charter)

Wisconsin	1-12604	39-1139844
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

  100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202-4125

(Address of principal executive offices, including zip code)

  (414) 905-1000

(Registrant’s telephone number, including area code)

  Not Applicable

(Former name or former address, if changed since last report)

_______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 27, 2013, The Marcus Corporation (the “Company”) entered into a Note Purchase Agreement (the “Agreement”) with the several purchasers party to the Agreement, pursuant to which the Company will issue and sell $50.0 million in aggregate principal amount of the Company’s 4.02% Senior Notes due August 14, 2025 (the “Notes”) in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. The issuance and sale of the Notes is expected to close on or about August 14, 2013. The Company intends to use the net proceeds from the issuance and sale of the Notes to reduce existing borrowings under the Company’s revolving credit facility and for general corporate purposes.

Interest on the Notes is payable semi-annually in arrears on the fourteenth day of February and August in each year and at maturity, commencing on February 14, 2014. Beginning on August 14, 2021 and on the fourteenth day of August each year thereafter to and including August 14, 2024, the Company will be required to prepay $10.0 million of the principal amount of the Notes. Additionally, the Company may make optional prepayments at any time upon prior notice of all or part of the Notes, subject to the payment of a make-whole amount (as defined in the Agreement). The entire unpaid principal balance of the Notes will be due and payable on August 14, 2025. The Notes will rank pari passu in right of payment with all other senior unsecured debt (as defined in the Agreement) of the Company.

The Agreement contains various restrictions and covenants applicable to the Company and certain of its subsidiaries. Among other requirements, the Agreement limits the amount of priority debt (as defined in the Agreement) held by the Company or by restricted subsidiaries of the Company to 20% of the Company’s consolidated total capitalization (as defined in the Agreement), limits the Company’s permissible consolidated debt to 65% of the Company’s consolidated total capitalization (each as defined in the Agreement) and requires the Company to maintain a minimum consolidated operating cash flow to fixed charges ratio (each as defined in the Agreement) of 2.50 to 1.00.

The Agreement also contains customary events of default. If an event of default under the Agreement occurs and is continuing, then, among other things, the purchasers may declare any outstanding obligations under the Agreement and the Notes to be immediately due and payable.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed herewith as Exhibit 4.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Not applicable.

	(d)	Exhibits. The following exhibit is being filed herewith:

		(4.1)	Note Purchase Agreement, dated as of June 27, 2013, by and among The Marcus Corporation and the several purchasers listed in Schedule A attached thereto.[1]

1 Certain schedules and exhibits to this document have not been filed with the Securities and Exchange Commission because they do not contain information which is material to an investment decision. The Company agrees to furnish supplementally a copy of any such schedule or exhibit to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MARCUS CORPORATION

Date: June 28, 2013	By	/s/ Douglas A. Neis
Douglas A. Neis
Chief Financial Officer and Treasurer

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THE MARCUS CORPORATION

Exhibit Index to Current Report on Form 8-K

Exhibit

Number

(4.1)	Note Purchase Agreement, dated as of June 27, 2013, by and among The Marcus Corporation and the several purchasers listed in Schedule A attached thereto.

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